Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, David Castano, Chief Financial Officer of WisdomTree Coal Services, LLC, the Sponsor of the WisdomTree Coal Fund (the “Fund”), hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Fund’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund

Date: May 10, 2016	/s/ David Castano
David Castano
Chief Financial Officer
(Principal Financial Officer)